UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2008
Commission file number: 333-144239
Tropicana Entertainment, LLC
Tropicana Finance Corp.
CP Laughlin Realty, LLC
Columbia Properties Vicksburg, LLC
JMBS Casino LLC
(Exact name of Registrant as Specified in its Charter)

Delaware	20-5319263

Delaware	20-5654040

Delaware	20-0109621

Mississippi	38-3680199

Mississippi	01-0586282

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
740 Centre View Blvd., Crestview Hills, Kentucky 41017
(Address of Principal Executive Offices, including Zip Code)
(859) 669-1500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 28, 2008, Tropicana Entertainment, LLC (the “Company”) received a purported declaration of acceleration and notice of default (the “Notice”) from Wilmington Trust Company (“WTC”), in its purported capacity as successor Trustee (as described below) under the indenture, dated as of December 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), governing the outstanding 9 5/8% Senior Subordinated Notes due 2014 (the “Notes”) issued by the Company and Tropicana Finance Corp. The Notice, among other things, alleges that (i) an Event of Default, as defined in the Indenture, has occurred under Section 5.01(c) of the Indenture and (ii) a Default, as defined in the Indenture, has occurred under Section 4.06 of the Indenture, in each case, as a result of actions resulting from the recent refusal by the New Jersey Casino Control Commission to renew the Company’s license to operate the Tropicana Casino and Resort in Atlantic City, New Jersey (the “License Refusal”). The Notice also declares the principal of and accrued but unpaid interest on all of the Notes to be immediately due and payable. The Company believes that the contentions contained in the Notice are without merit and maintains that neither a Default nor an Event of Default has occurred under the Indenture as a result of the matters described in the Notice, and that the purported acceleration of the indebtedness was invalid.
     Concurrently with receipt of the Notice, the Company received a notice stating that, as of January 28, 2008, the holders of a majority in principal amount of the Notes had removed U.S. Bank, National Association as Trustee under the Indenture and had appointed WTC as its successor in such capacity (the “Purported Appointment”). On January 30, 2008, the Company learned that U.S. Bank, National Association issued a notice to WTC stating that the Purported Appointment was ineffective because the parties signing the letter effectuating the Purported Appointment did not comply with the requirements of Section 7.08 of the Indenture. The Company believes that the Purported Appointment was ineffective and maintains that U.S. Bank, National Association continues to be the Trustee under the Indenture.
     In addition, on January 28, 2008, WTC filed a Verified Complaint (the “Complaint”) in the Court of Chancery of the State of Delaware seeking declaratory relief, injunctive relief and damages against the Company, Tropicana Finance Corp., Aztar Corporation, and certain officers of the Company. The Complaint alleges, among other things, that as a result of actions arising out of the License Refusal, an Event of Default has occurred under the Indenture. In addition, the Complaint contends that certain officers of the Company have breached their fiduciary duties to the Company. The Complaint seeks, among other things, judicial determinations declaring the occurrence of certain additional Events of Default under the Indenture and enjoining the sale by the Company of its casino properties in Evansville, Indiana and Vicksburg, Mississippi. The Complaint also seeks to enjoin the sale by the Company of its casino property in Baton Rouge, Louisiana; however, the Company does not intend, nor has it ever intended, to sell such casino property.
     Although no assurances can be made with respect to the outcome of any litigation, the Company believes that WTC’s claims and actions are unfounded under the terms of the Indenture and without merit and denies any wrongdoing. The Company is exploring all options available to it and intends to vigorously oppose WTC’s suit, which it believes WTC did not have standing to bring.
     The information in this Current Report on Form 8-K is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Signature
     Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
DATE: January 31, 2008

Tropicana Entertainment, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

Tropicana Finance Corp., registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

CP Laughlin Realty, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

Columbia Properties Vicksburg, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

JMBS Casino LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

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